UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 25, 2010
Date of Report (Date of earliest event reported)

INFOSPI INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53104	51-0668045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1720 Harrison Street, 18th Floor Suite Penthouse A Hollywood, Florida	33309
(Address of principal executive offices)	(Zip Code)

(305) 573-0441
Registrant’s telephone number, including area code

5300 NW 12th Avenue, Suite 1
Fort Lauderdale, Florida 33309
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01  CHANGES IN CONTROL OF REGISTRANT

Effective on November 25, 2010, Eilay Maman and Oyster Shell Investments LLLP (collectively, the “Seller”), who are the record holders of an aggregate 28,915,810 shares of common stock of InfoSpi. Inc., a Nevada corporation (the “Company”), entered into a share purchase agreement dated November 25, 2010 (the “Share Purchase Agreement”) with Dror Svorai (the “Buyer”). In accordance with the terms and provisions of the Share Purchase Agreement, the Seller sold the 28,915,810 shares of restricted common stock of the Company to the Buyer at a price of $0.011 per share for a total purchase price of $325,000.00. The terms and provisions of the Share Purchase Agreement provide that: (i) $150,000 is to be paid upon execution (which as of the date of this Current Report has been paid); (ii) $50,000 is due and owing on January 15, 2011; (iii) $50,000 is due and owing on February 15, 2011; and (iv) $75,000 is due and owing on March 15, 2011. Until the purchase price is paid in full by the Buyer, the shares of common stock are being held in an escrow account to be release pro-rata to the Buyer as the installments are paid to the Seller by the Buyer.

The sale and purchase of the 28,915,810 shares of common stock of the Company constitutes 29.8% of the total  issued and outstanding shares. In accordance with the further terms and provisions of the transactions, the Company shall issue an additional 12,500,000 shares of restricted common stock to  Dror Svorai pursuant to the appointment of Mr. Svorai as the sole officer and sole director of the Company. This will result in a change in control of the Company. The source of funds used by Buyer to acquire the 28,915,810 shares of common stock of the Company were personal funds. There are no arrangements or understandings between the Buyer and Seller and their respective associates with respect to election of directors or other matters.

The following table sets forth certain information, as of the date of this Current Report, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of the date of this Current Report are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding such options and warrants, but are not deemed outstanding for computing the percentage of any other stockholder.

Unless otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to such shares of common stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned (1)

Officers and Directors:
Dror Svorai 1720 Harrison Street, 18th Floor Suite Penthouse A Hollywood, Florida 33020	41,415,810 (2)	42.7%
10% or Greater Owners
Oliver Danan 256 SW 5th Street Boca Raton, Florida 33432	16,666,300	17.2%

(1)	Based on 96,890,258 shares of common stock issued and outstanding as of the date of this Current Report.
(2)
Mr. Svorai holds of record 12,500,000 shares of common stock. Upon payment of the full purchase price of $325,000, the 14,400,000 shares held of record by Eilay Maman (representing a 14.9% equity interest) and the 14,515,810 shares held of record by Oyster Shell Investment LLLP (representing a 15.0% equity interest) will be transferred to Dror Svorai upon full payment of the purchase price no later than March 15, 2011. As of the date of this Current Report, the 28,915,810 shares are being held in escrow. In accordance with the terms and provisions of the Share Purchase Agreement, a certain number of shares have and will be periodically released and transferred to Mr. Svorai.

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Following the Share Purchase Agreement and effective November 25, 2010; (i) Haim Mayan resigned as a member of the Board of Directors and as the President/Chief Exeuctive Officer, Secretary and Treasurer/Chief Financial Officer of the Company; and (ii) Dror Svorai consented to act as a member of the Board of Directors and as the President/Chief Executive Officer, Secretary and Treasurer/Chief Financial Officer of the Company. Michel Brunet previously had resigned as a member of the Board of Directors effective August 3, 2010.

The biographies of the new sole director and officer is set forth below as follows:

Dror Svorai. During the past ten years, Mr. Svoria has served in executive positions, including president and chief executive officer, and as a member of the board of directors of certain publicly traded companies. From 1995 to April 26, 2010, Mr. Svorai was the president and chief executive officer of Green LED Technologies, Inc., a Florida corporation, which he founded. On September 18, 2009, Green LED Technologies, Inc. was subsequently acquired by Hi Score Corporation.  The acquisition resulted in the appointment of Mr. Svorai as the president/chief executive officer and a director of Hi Score Corporation. In April 2010, Mr. Svorai resigned from his executive positions and as a director withg Hi Score Corporation. Prior to and during this period, Mr. Svorai also was involved in investment of real estate and as a business owner in the garment industry and the private jet industry. From 1997 until 2001, Mr. Svorai was the founder and chief executive officer of Ocean Drive of Orlando. From 1998 until 2003, Mr. Svorai was the founder and chief executive officer of Ocean Drive Fashion. From 2003 until 2006 Mr. Svorai was the founder and chief executive officer of the D & D Fashion Group Inc.

SECTION 3 – SECURITIES AND TRADING MATTERS

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

Effective November 25, 2010, the Board of Directors authorized the issuance of an aggregate of 12,500,000 shares of its restricted common stock to Mr. Svorai at a per share price of $0.005. The  aggregate 12,500,000 shares of common stock were issued to Mr. Svorai pursuant to his consent and appointment as the sole member of the Board of Directors and as the President/Chief Executive, Secretary and Treasurer/Chief Financial Officer of the Company. The shares were issued in reliance on Section 4(2) under the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. Mr. Svorai acknowledged that the securities to be issued have not been registered under the Securities Act, that he understood the economic risk of an investment in the securities, and that he had the opportunity to ask questions of and receive answers from the Company’s management concerning any and all matters related to acquisition of the securities.

Therefore, as of the date of this Current Report, there are approximately 96,890,258 shares of common stock issued and outstanding.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1  Share Purchase Agreement (1)

(1) Incorporated by reference to the Schedule 13D filed by Dror Svorai as an exhibit filed with the Securities and Exchange Commission on December 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOSPI INC.

DATE: December 6, 2010
/s/ Dror Svorai
Dror Svorai
President/Chief Executive Officer